Exhibit 10.18

**........................05/06.. 2026**

**ZOAR LIMITED**
as Guarantor

and

**PERIDOT CAPITAL SOLUTIONS HONG KONG LIMITED**
as Creditor

# DEED OF GUARANTEE

**TABLE OF CONTENTS**

**THIS DEED OF GUARANTEE** is dated 05/06.2026 2026 and is made between:

(1) **ZOAR LIMITED (formerly known as DR. ASHLEYS LIMITED),** an exempted company incorporated under the laws of Cayman Islands with company number 422282 whose registered office is at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the **"Guarantor"**); and

(2) **PERIDOT CAPITAL SOLUTIONS HONG KONG LIMITED,** a company incorporated and existing under the laws of Hong Kong with business registration number 72913544, with its registered office at 31/F, Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong (the "**Creditor**").

**Background**

(A) **DR ASHLEYS HK LIMITED**, a company incorporated and existing under the laws of Hong Kong with business registration number 59623306, with its registered office at Unit 4, 15/F, West Wing Peninsula Square, No. 18 Sung On Street, Hung Hom, Kowloon, Hong Kong (the "**Debtor"**) and the Creditor entered into a payment agreement dated 11 November 2024 ("**Payment Agreement**"), whereby it was agreed that the Creditor would fund the Debtor's purchase of products from various suppliers by paying relevant invoices on the Debtor's behalf, which would thereafter be repaid by the Debtor to the Creditor on the Due Date (as defined in the Payment Agreement) in accordance with the terms of the Payment Agreement.

(B) It was further agreed in the Payment Agreement that:

(i) the program fee rate shall be Base Rate (as defined in the Payment Agreement) plus 5% per annum ("**Program Fee**"); and

(ii) the late payment charge shall be 9.5% per annum above Base Rate (as defined in the Payment Agreement) accruing on a day to day basis ("**Late Payment Charge**").

(C) The following sums are due and payable by the Debtor to the Creditor as per invoices issued under the Payment Agreement:

(i) US$1,303,750.00 in respect of invoice FPPL/24-25/EX/255 dated 26 December 2024;

(ii) US$74,052.42 in respect of invoice FPPL/24-25/EX/256 dated 28 December 2024;

(iii) US$1,150,500.00 in respect of invoice FLPL/EX350/2024-25 dated 23 November 2024;

(iv) US$1,117,500.00 in respect of invoice FPPL/24-25/EX/264 dated 20 February 2025;

(v) US$1,342,250.00 in respect of invoice FLPL/EX365/2024-25 dated 20 February 2025;

(vi) US$1,150,500.00 in respect of invoice FLPL/EX451/2024-25 dated 28 March 2025; and

(vii) US$1,162,500.00 in respect of invoice FPPL/25-26/EX/280 dated 15 April 2025.

in aggregate amounting to US$7,301,052.42 (the "**Outstanding Principal Debt**").

(D) In breach of its obligations under the Payment Agreement, the Debtor has failed to pay to the Creditor the following sums:

(i) the Outstanding Principal Debt as set out in recital (C) above in the sum of US$7,301,052.42;

(ii) the outstanding Program Fee in the sum of US$229,942.47 ("**Outstanding Program Fee**"); and

(iii) the outstanding Late Payment Charge in respect of the Outstanding Principal Debt and the Outstanding Program Fee ("**Outstanding Late Payment Charge**").

The Outstanding Late Payment Charge shall continue to accrue on a day to day basis until settlement of Outstanding Principal Debt and Outstanding Program Fee.

(Hereinafter, the Outstanding Principal Debt, the Outstanding Program Fee, and the Outstanding Late Payment Charge shall collectively be referred to as the "**Outstanding Balance**")

(E) On 17 October 2025, the Creditor served a copy of its statutory demand on the Debtor with respect to the Outstanding Balance, demanding payment of the Outstanding Balance.

(F) On 10 December 2025, the Debtor paid to the Creditor the sum of US$125,000 in partial payment against the Outstanding Balance.

(G) On 12 February 2026, the Debtor paid to the Creditor the sum of US$100,000 in partial payment against the Outstanding Balance.

(H) As of 24 March 2026, the Outstanding Balance amounted to US$8,089,652.54.

(I) Following negotiations held between the Debtor and the Creditor, the Debtor and the Creditor have reached an agreement and entered into a repayment agreement for Debtor's repayment of the Outstanding Balance on _______________ 2026 (the "**Repayment Agreement**").

(J) As a condition to the Creditor entering into the Repayment Agreement, the Guarantor has agreed to enter into this Guarantee.

**WITNESSES** as follows:

1. **INTERPRETATION**

1.1 **Definitions**

"**Guaranteed Obligations**" means all moneys, obligations and liabilities owing or payable or expressed to be owing or payable by the Debtor to the Creditor under or in connection with the Payment Agreement or the Repayment Agreement, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety in some other capacity).

"**Business Day**" means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general business in Hong Kong and the Cayman Islands.

"**Repayment Agreement**" has the meaning given to it in Recital (I) of this Guarantee.

1.2 **Construction**

1.2.1 If the Creditor considers (acting reasonably) that an amount paid by the Debtor to the Creditor under the Payment Agreement or the Repayment Agreement is capable of being avoided or otherwise set aside on the liquidation or administration of the Debtor or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Guarantee.

1.2.2 A reference in this Guarantee to any rights includes, unless the context otherwise requires, present and future rights.

1.2.3 Words importing the masculine gender include the feminine and vice versa.

1.2.4 Unless a contrary indication appears, any reference in this Guarantee to:

(A) the singular includes the plural and vice versa;

(B) **"assets"** includes present and future properties, revenues and rights of every description;

(C) a **"regulation"** includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(D) a provision of law is a reference to that provision as amended or re-enacted;

(E) a Clause is a reference to a clause of this Guarantee;

(F) this Guarantee shall be construed as references also to any separate or independent stipulation or agreement contained in it;

(G) references to any form of property or asset shall include a reference to all or any part of that property or asset;

(H) references to any person includes any individual, firm, company, corporation, government, state or agency or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality); and

(I) the word **"including"** shall be construed as "including without limitation".

1.2.5 Clause headings are for ease of reference only.

1.2.6 The words **"other"**, **"or otherwise"** and **"whatsoever"** shall not be construed eiusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to.

1.2.7 The terms of this Guarantee may be enforced only by a party to it.

1.3 **Effect as a Deed**

This Guarantee is intended to take effect as a deed notwithstanding that the Creditor may have executed it under hand only.

1.4 **Third Party Rights**

1.4.1 Unless expressly provided to the contrary in the Payment Agreement or the Repayment Agreement or this Guarantee, a person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Ordinance (Cap 623 of the laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Guarantee.

1.4.2 Notwithstanding any term of the Payment Agreement or the Repayment Agreement and this Guarantee, the consent of any person who is not a party to this Guarantee is not required to rescind or vary this Guarantee at any time.

2. **GUARANTEE AND INDEMNITY**

2.1 The Guarantor hereby irrevocably, absolutely and unconditionally:

2.1.1 as principal obligor guarantees to the Creditor the due and punctual performance and observance by the Debtor of all of the Guaranteed Obligations;

2.1.2 undertakes to the Creditor that whenever the Debtor does not pay any amounts due and payable under or in connection with the Payment Agreement or the Repayment Agreement, the Guarantor shall immediately on demand by the Creditor pay that amount as if the Guarantor instead of the Debtor were expressed to be the principal obligor; and

2.1.3 agrees with the Creditor that if any obligation guaranteed by it under this Guarantee is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation and as principal debtor and primary obligor to indemnify the Creditor immediately against any cost, loss or liability it incurs as a result of the Debtor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under the Payment Agreement or the Repayment Agreement on the date when it would have been due.

2.2 The Creditor may serve more than one demand under this Clause 2.

3. **CONTINUING GUARANTEE**

This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Debtor or the Guarantor, regardless of any intermediate payment or discharge in whole or in part or other matter whatsoever.

4. **WAIVER OF DEFENCES**

The obligations of the Guarantor under this Guarantee will not be affected by an act, omission, matter or thing which, but for this Clause 4, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it or the Creditor) including:

4.1 any time, waiver or consent granted to, or composition with, the Debtor or any other person;

4.2 the release of the Debtor or any other person under the terms of any composition or arrangement with any creditor of the Debtor or any other person;

4.3 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

4.4 the winding-up, administration, reorganisation, insolvency or bankruptcy or similar proceedings, any incapacity or lack of power, authority or legal personality of or dissolution, or change in the members or status of the Debtor or any other person;

4.5 any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of the Payment Agreement or the Repayment Agreement;

4.6 any unenforceability, illegality or invalidity of any obligation of any person under the Payment Agreement or the Repayment Agreement or any other document or security;

4.7 any insolvency or similar proceedings; or

4.8 any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate the Guarantor.

5. **IMMEDIATE RECOURSE**

The Creditor shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantor by this Guarantee or by law:

5.1 to make any demand of the Debtor or any other person;

5.2 to take any action or obtain judgment in any court against the Debtor or any other person;

5.3 to make or file any claim or proof in a winding-up, bankruptcy or dissolution of the Debtor or any other person; or

5.4 to enforce or seek to enforce any security taken in respect of any of the obligations of the Debtor under the Payment Agreement or the Repayment Agreement.

6. **APPROPRIATIONS**

Until all amounts which may be or become payable by the Debtor under or in connection with the Payment Agreement or the Repayment Agreement have been irrevocably paid in full, the Creditor may:

6.1 refrain from applying or enforcing any other moneys, security or rights held or received by the Creditor in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

6.2 hold in a suspense account any moneys received from the Debtor or on account of the Guarantor's liability under this Guarantee without liability to pay interest on those moneys.

7. **DEFERRAL OF GUARANTOR'S RIGHTS**

7.1 Until all amounts which may be or become payable by the Debtor under or in connection with the Payment Agreement and/or the Repayment Agreement have been irrevocably paid in full and unless the Creditor otherwise directs, the Guarantor shall not exercise any rights which it may have by reason of performance by it of its obligations under this Guarantee or by reason of any amount being payable or any liability arising under this Guarantee:

7.1.1 to be indemnified by the Debtor;

7.1.2 to claim any contribution from any other guarantor of the Debtor's obligations under the Payment Agreement and/or the Repayment Agreement;

7.1.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Creditor under the Payment Agreement and/or the Repayment Agreement or of any other guarantee or security taken pursuant to, or in connection with, the Payment Agreement or Repayment Agreement by the Creditor;

7.1.4 to bring legal or other proceedings for an order requiring the Debtor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 2 (*Guarantee and Indemnity*);

7.1.5 to exercise or claim any right of set off or counterclaim against the Debtor or any other person liable or claim or prove in competition with the Creditor in the bankruptcy or liquidation of the Debtor or any other person liable or have the benefit of, or share in, any payment from or composition with, the Debtor or any other person liable or any other security now or hereafter held by the Creditor for any Guaranteed Obligations or for the obligations or liabilities of any other person liable but so that, if so directed by the Creditor, it will prove for the whole or any part of its claim in the liquidation or bankruptcy of the Debtor on terms that the benefit of such proof and of all of the money received by it in respect thereof shall be held on trust for the Creditor and applied in or towards discharge of the Guaranteed Obligations in such manner as the Creditor shall deem appropriate; or

7.1.6 to demand or accept repayment in whole or in part of any indebtedness now or hereafter due to the Guarantor from the Debtor or from any other person liable or accept any security in respect of the same or dispose of the same.

7.2 If the Guarantor fails to claim or prove in the liquidation or bankruptcy of the Debtor promptly upon being directed to do so by the Creditor as contemplated by Clause 7.1.5:

7.2.1 the Creditor may, and is irrevocably authorised on behalf of the Guarantor to, file any claims or proofs in such liquidation or bankruptcy on its behalf; and

7.2.2 the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Debtor or their proceeds is directed to pay distributions on the obligations or liabilities of the Debtor direct to the Creditor until the Guaranteed Obligations have been irrevocably paid in full.

7.3 The Guarantor shall hold in trust for and forthwith pay or transfer to the Creditor any payment or distribution or benefit of security received by the Guarantor contrary to this Clause 7 or as directed by the Creditor.

8. **ADDITIONAL SECURITY**

This Guarantee is in addition to, and independent of, and is not in any way prejudiced by, any other guarantee or security now or subsequently held by the Creditor.

9. **FURTHER ASSURANCE**

The Guarantor agrees that it shall promptly, upon the request of the Creditor, execute and deliver at its own expense any document (executed as a deed or under hand as the Creditor may reasonably direct) and do any act or thing as the Creditor may reasonably require for establishing the validity and enforceability of the guarantee and indemnity intended to be created by it under this Guarantee.

10. **CONDITIONS PRECEDENT**

10.1 The Guarantor shall deliver to the Creditor, on or prior to the date of this Guarantee, each of the following documents in form and substance satisfactory to the Creditor:

10.1.1 a certified copy of a resolution of the board of directors (or equivalent governing body) of the Guarantor, approving the terms of, and authorising a specified person or persons to execute, this Guarantee on behalf of the Guarantor and to execute and deliver all documents and notices to be signed and/or despatched by it under or in connection with this Guarantee;

10.1.2 a certified copy of the memorandum and articles of association (or equivalent constitutional documents) of the Guarantor;

10.1.3 a certificate of good standing (or its equivalent) issued by the Registrar of Companies in the Cayman Islands in respect of the Guarantor, dated no earlier than fourteen (14) days before the date of this Guarantee;

10.1.4 evidence that any process agent required under this Guarantee has accepted its appointment; and

10.1.5 such other documents and evidence as the Creditor may reasonably require in connection with the entry into and performance of this Guarantee.

10.2 The Creditor shall not be obliged to execute this Guarantee until it has received all of the documents and evidence referred to in this Clause in form and substance satisfactory to the Creditor.

## 11. UNDERTAKINGS

11.1 The Guarantor undertakes to the Creditor that, for so long as any Guaranteed Obligations remain outstanding or any obligation of the Guarantor under this Guarantee remains in force:

11.1.1 Corporate Existence: it shall maintain its corporate existence and good standing under the laws of the Cayman Islands and except for the proposed business combination as contemplated by the Merger and Share Exchange Agreement as referred to in the Repayment Agreement, shall not merge, consolidate with or into any other entity, or undergo any corporate reorganisation, without the prior written consent of the Creditor;

11.1.2 Disposals: it shall not, without the prior written consent of the Creditor, dispose of all or a substantial part of its assets, or create or permit to subsist any mortgage, charge, pledge, lien, assignment or other security interest over any of its assets;

11.1.3 Financial Information: it shall provide to the Creditor, promptly upon request, such financial statements, management accounts and other information relating to the financial condition and operations of the Guarantor as the Creditor may reasonably require;

11.1.4 Notification of Default: it shall promptly notify the Creditor upon becoming aware of any event or circumstance which constitutes, or which with the giving of notice and/or the lapse of time would constitute, a breach of any of the Guarantor's obligations under this Guarantee;

11.1.5 Notification of Material Adverse Change: it shall promptly notify the Creditor of any event or circumstance which has or is reasonably likely to have a material adverse effect on its financial condition, business, operations or its ability to perform its obligations under this Guarantee;

11.1.6 Notification of Proceedings: it shall promptly notify the Creditor of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it or any of its assets which might, if adversely determined, have a material adverse effect on its ability to perform its obligations under this Guarantee; and

11.1.7 Compliance with Laws: it shall comply in all material respects with all laws and regulations applicable to it.

## 12. REPRESENTATIONS AND WARRANTIES

12.1 The Guarantor warrants that it has not taken or received, and undertakes that until all the Guaranteed Obligations or other amounts due under this Guarantee have been paid or discharged in full, it will not take or receive, the benefit of any security or encumbrance of any kind from the Debtor or any other person in respect of its obligations under this Guarantee.

12.2 The Guarantor makes the representations and warranties set out in this Clause 10 to the Creditor that:

12.2.1 it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

12.2.2 it has the power to enter into, deliver and perform its obligations under this Guarantee and the transactions contemplated by them;

12.2.3 it has taken all necessary action and obtained all required or desirable authorisations to authorise the entry into, performance and delivery of, this Guarantee;

12.2.4 subject to limitations of general principles of law, this Guarantee constitutes, or when executed in accordance with its terms will constitute its legal, valid and binding obligations enforceable in accordance with its terms;

12.2.5 the entry into and performance by it of, and the transactions contemplated by, this Guarantee do not and will not conflict with:

(A) any law or regulation or judicial or official order applicable to it;

(B) its constitutional documents; or

(C) any agreement or instrument which is binding upon it or any of its assets or result in the creation of (or a requirement for the creation of) any security or encumbrance of any kind over its assets;

12.2.6 no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, would reasonably be expected to have a material adverse effect on it, its assets or the performance of its obligations under this Guarantee, have (to the best of its knowledge and belief) been started or threatened against it or any of its assets;

12.2.7 no steps have been taken by it nor have any legal proceedings been started or threatened (to the best of its knowledge and belief) for the appointment of a receiver, trustee, administrator, agent or similar officer of it or over any part of its assets;

12.2.8 it has not commenced negotiations with any of its creditors with a view to rescheduling any of its debts, and has not made a proposal for or entered into any compromise or arrangement with any of its creditors;

12.2.9 no event or circumstance is outstanding which constitutes a default under any deed or instrument binding on it, or to which its assets are subject, which might have a material adverse effect on its ability to perform its obligations under this Guarantee;

12.2.10 the Guarantor is not entitled to claim immunity from suit, execution, attachment or other legal process, whether generally or in relation to any specific property and the exercise of its rights and performance of and compliance with its obligations under this Guarantee will constitute, private and commercial acts done and performed for private and commercial purposes;

12.2.11 it shall promptly:

(A) obtain, maintain and comply with the terms of; and

(B) supply certified copies to the Creditor of,

any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, this Guarantee, and do or cause to be done all other acts and things necessary or desirable in connection with this Guarantee or for its performance of its obligations under this Guarantee;

12.2.12 its payment obligations under this Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law generally;

12.2.13 it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in the jurisdiction of its domicile or that any stamp, registration or similar tax be paid on or in relation to this Guarantee or the transactions contemplated by it;

12.2.14 it has complied with all money laundering legislation (to the extent applicable to it) that is relevant in the context of the transactions contemplated by this Guarantee;

12.2.15 it has not breached any law or regulation which breach has or is reasonably likely to result in a material adverse effect on the business, operations, prospects and/or financial or other condition of the Guarantor which, in the reasonable opinion of the Creditor, has or is reasonably likely to have a material adverse effect on the ability of the Guarantor to perform its obligations under the Guarantee or any other document or security to which it is a party in the context of the transactions contemplated by this Guarantee or on the validity or enforceability of this Guarantee or the rights or remedies of the Creditor under the Guarantee or such other documents or security to which it is a party in the context of the transactions contemplated by this Guarantee;

12.2.16 all written information supplied by it to the Creditor is true, complete and accurate in all material respects as at the date it was given and was not misleading in any material respect;

12.2.17 it is not overdue in the filing of any tax returns and is not overdue in the payment of any amount in respect of tax except any payment (i) which is being contested in good faith, (ii) for which adequate reserves have been maintained in accordance with generally accepted accounting principles, and (iii) which can be lawfully withheld; and

12.2.18 the representations and warranties set out in this Clause 10 are made on the date of this Guarantee and are deemed to be repeated on each day whilst it has any liability (actual or contingent) under this Guarantee.

## 13. AMOUNTS PAYABLE

### 13.1 Interest

13.1.1 The Guarantor hereby agrees to pay to the Creditor, in respect of any amount demanded from it in accordance with this Guarantee, interest from first demand by the Creditor of the Debtor:

(A) at the rate of interest payable or deemed to be payable by the Debtor in respect of the amount demanded as calculated and compounded in accordance with any agreement between the Creditor and the Debtor with respect to such amount; or

(B) failing such agreement, at the rate per annum which is five per cent. (5%) per annum above the interest cost to the Creditor (as conclusively determined by the Creditor) of funding the amount demanded, such interest being calculated daily on the basis of a 365 day year and compounded at monthly rests.

13.1.2 Such interest shall accrue due on a daily basis from the demand by the Creditor until actual payment by the Guarantor (both before and after any further demand or judgment or the liquidation of the Guarantor or the Debtor).

### 13.2 No Deduction

All payments to be made by the Guarantor under this Guarantee shall be made without any set-off, counterclaim or equity and (subject to the following sentence) free from, clear of and without deduction for any taxes, duties, levies, imposts or charges whatsoever, present or future. If the Guarantor is compelled by the law of any applicable jurisdiction (or by an order of any regulatory authority in such jurisdiction) to withhold or deduct any sums in respect of taxes, duties, levies, imposts or charges from any amount payable to the Creditor under this Guarantee or, if any such withholding or deduction is made in respect of any recovery under this Guarantee, the Guarantor shall pay such additional amount so as to ensure that the net amount received by the Creditor shall equal the full amount due to it under the provisions of this Guarantee (had no such withholding or deduction been made).

### 13.3 Currency of Payment

The obligation of the Guarantor under this Guarantee to make payments in any currency shall not be discharged or satisfied by any tender, or recovery pursuant to any judgment or

otherwise, expressed in or converted into any other currency, except to the extent that tender or recovery results in the effective receipt by the Creditor of the full amount of the currency expressed to be payable under this Guarantee.

13.4 **Costs and Expenses**

The Guarantor shall bear all costs and expenses (including legal fees) incurred in connection with the negotiation, preparation, printing and execution of this Guarantee, the completion of the transactions contemplated by this Guarantee and the exercise, preservation and/or enforcement or attempted enforcement of any rights under or in connection with this Guarantee.

13.5 **Stamp Duty and Registration Fees**

The Guarantor covenants to pay to the Creditor within five (5) Business Days a sum equal to any liability which the Creditor incurs in respect of stamp duty, registration fees and other taxes which is or becomes payable in connection with the entry into, performance or enforcement of this Guarantee (including any interest, penalties, liabilities, costs and expenses resulting from any failure to pay or delay in paying any such duty, fee or tax).

13.6 **Trust**

If contrary to this Guarantee, the Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Creditor and shall be delivered to the Creditor on demand and if such asset or property is no longer capable of delivery the Guarantor shall pay to the Creditor an amount equal to the value of such asset or property.

13.7 **SET-OFF**

The Creditor may set off any matured obligation in respect of the Guaranteed Obligations which is due from the Guarantor against any matured obligation owed by the Creditor to the Guarantor. If the obligations are in different currencies, the Creditor may, at the cost of the Guarantor, convert either obligation at a market rate of exchange in its usual course of business for the purpose of such set-off.

14. **SUCCESSORS**

14.1 This Deed shall be binding upon and inure to the benefit of each Party and its respective successors and permitted assigns, and any reference in this Agreement to any Party shall be construed accordingly.

14.2 Without prejudice to any restriction on assignment contained in this Agreement, if the Guarantor consolidates with, or merges with or into, any other person, or transfers all or substantially all of its assets to any other person (whether by way of merger, amalgamation, scheme of arrangement, reconstruction, reorganisation, statutory merger or otherwise) (each, a **"Restructuring Event"**), then:

14.2.1 the Guarantor shall procure that the entity which is the continuing or surviving entity of, or the successor or transferee in, such Restructuring Event (the "**Successor Entity**") shall, prior to or simultaneously with the completion of the

Restructuring Event, expressly assume in writing all of the obligations and liabilities of the Guarantor under this Agreement by executing a deed of assumption in favour of the Creditor, in form and substance reasonably satisfactory to the Creditor;

14.2.2 upon such assumption taking effect, the Successor Entity shall be substituted for and shall take all of the rights and obligations of the Guarantor under this Deed with the same effect as if the Successor Entity had been named as a party hereto in place of the Guarantor; and

14.2.3 no Restructuring Event shall release the Guarantor (or, following such event, the Successor Entity) from any obligation or liability under this Deed.

## 15. MISCELLANEOUS

15.1 No failure to exercise, nor delay in exercising, on the part of the Creditor any right or remedy under this Guarantee shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise, or the exercise of any other right or remedy. No waiver by the Creditor shall be effective unless it is in writing. The rights and remedies of the Creditor provided in this Guarantee are cumulative and not exclusive of any rights or remedies provided by law.

15.2 The Guarantor's payment obligations under this Guarantee will at all times rank pari passu with all the Guarantor's other unsecured and unsubordinated creditors except for obligations mandatorily preferred by law.

15.3 This Guarantee is binding on the successors in title and assigns of the Guarantor.

15.4 If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guarantee, nor the legality, validity or enforceability of that provision under the law of any other jurisdiction, shall be affected or impaired in any way.

15.5 The Guarantor may not assign any of its rights or transfer any of its rights or obligations under this Guarantee. The Creditor may assign and transfer all or any part of its rights and obligations under this Guarantee to a replacement creditor.

15.6 The Creditor may disclose to:

15.6.1 any of its professional advisers;

15.6.2 any person to (or through) whom the Creditor assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Guarantee;

15.6.3 a receiver, prospective receiver or administrator of the Guarantor;

15.6.4 any person (together with professional advisers) who may have an interest in the benefits arising under this Guarantee;

15.6.5 any person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

15.6.6 any person who is a rating agency;

15.6.7 any person which is a governmental, banking, taxation or other regulatory authority or a stock exchange, listing authority or similar body; or

15.6.8 any person in connection with any securitisation,

any information about the Guarantor or this Guarantee as the Creditor shall consider appropriate if, in relation to Clauses 15.6.2 and 15.6.4 above, the person to whom the information is to be given has entered into a confidentiality undertaking.

## 16. CALCULATIONS AND CERTIFICATES

16.1 In any litigation or arbitration proceedings arising out of or in connection with this Guarantee, the entries made in the accounts maintained by the Creditor in connection with this Guarantee are *prima facie* evidence of the matters to which they relate.

16.2 Any certification or determination by the Creditor of a rate or amount under this Guarantee is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

16.3 Any interest accruing under this Guarantee will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.

## 17. NOTICES

### 17.1 Communications in Writing

Any communication to be made under or in connection with this Guarantee shall be made in writing and, unless otherwise stated, may be given in person, by post or fax.

### 17.2 Delivery

17.2.1 Any communication or document made or delivered by one person to another under or in connection with this Guarantee will only be effective:

(A) if by way of fax, when received in legible form; or

(B) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address.

and, if a particular department or officer is specified as part of its address details provided under Clause 15.4 (*Addresses*), if addressed to that department or officer.

17.2.2 Any communication or document to be made or delivered to the Creditor will be effective only when actually received by the Creditor and then only if it is expressly marked for the attention of the department or officer identified with the Creditor's signature below (or any substitute department or officer as the Creditor shall specify for this purpose).

17.3 **Validity of demands**

A demand under this Guarantee shall be valid notwithstanding that it is served:

17.3.1 on the date on which the amount to which it relates is due and payable by the Debtor under the Payment Agreement or the Repayment Agreement or any other applicable document (as the case may be) in the context of the transactions contemplated by this Guarantee;

17.3.2 at the same time as the service of a notice under the Payment Agreement or the Repayment Agreement or any other applicable document (as the case may be) in the context of the transactions contemplated by this Guarantee;

and a demand under this Guarantee may refer to all amounts payable under or in connection with the Payment Agreement or Repayment Agreement or any other applicable document to which the Debtor is a party in the context of the transactions contemplated by this Guarantee without specifying a particular sum or aggregate sum.

17.4 **Addresses**

17.4.1 The address and email address of the Guarantor are:

Address: 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

Alternatively:

Unit 1504, 15/F, Peninsula Square. 18 Sung On Street, Hunghom, Kowloon, Hong Kong SAR.

[redacted]

or such other as the Guarantor may notify to the Creditor by not less than five (5) Business Days' notice.

17.4.2 The address and email address of the Creditor are:

[redacted]

or such other as the Creditor may notify to the Guarantor by not less than five (5) Business Days' notice.

## 18. ENGLISH LANGUAGE

18.1 Any notice given under or in connection with this Guarantee must be in English.

18.2 All other documents provided under or in connection with this Guarantee shall be:

18.2.1 in English; or

18.2.2 if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

## 19. COUNTERPARTS

This Guarantee may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Guarantee.

## 20. GOVERNING LAW & JURISDICTION

20.1 This Guarantee and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability shall be governed by and shall be construed in accordance with Hong Kong law.

20.2 Any dispute, controversy, difference or claim arising out of or relating to this contract, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non- contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

## 21. PROCESS AGENT

21.1 The Guarantor irrevocably appoints **Easycorp Limited** of Rm7B, One Capital Place, 18 Luard Road, Wanchai, Hong Kong (attention [redacted]) as its agent for service of process in Hong Kong in relation to any matter arising out of or in connection with this Guarantee. If for any reason such process agent ceases to be able to act as such or no longer has an address in Hong Kong, the Guarantor shall immediately appoint a substitute process agent acceptable to the Creditor and deliver to the Creditor the new agent's name and address in Hong Kong within fourteen (14) days.

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